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                                     BY-LAWS

                                       OF

                              ELECTRODYNAMICS, INC.
                            (An Arizona Corporation)


                                   ARTICLE I

                                     OFFICES

         SECTION 1. Principal Office. The principal office shall be at 3500 North Greenfield Road, in the City of Mesa, County of Maricopa, State of Arizona.

         SECTION 2. Other Offices. The corporation may also have an office or offices at such other place or places, within or outside the State of Arizona, as the Board of Directors may from time to time designate or as the business of the corporation requires.

                                   ARTICLE II

                             STOCKHOLDERS' MEETINGS

         SECTION 1. Annual Meetings. The annual meeting of stockholders of the corporation, commencing with the year 1981, shall be held at the principal office of the corporation in the State of Arizona and at such other place within or outside the State of Arizona and at such hour as may be determined by the Board of Directors and as shall be designated in the notice of said meeting, on the last Monday in August of each year (or if said day be a legal holiday, then on the next succeeding day not a legal holiday), for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.

         If the election of directors shall not be held on the day designated herein for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as conveniently may be. At such meeting the stockholders may elect the directors and transact other business with the same force and effect as at an annual meeting duly called and held.

          ARTICLE II, SECTION 1 is amended to provide for the annual meeting date as the first Tuesday in December.

         SECTION 2. Special Meetings. Special meetings of the stockholders shall be held at the principal office of the corporation in the State of Arizona, or at such other place within or outside the State of Arizona as may be designated in the notice of said meeting, upon call of the Board of Directors or the Chairman of the Board of Directors, the President or any Vice-President, and shall be called by the President or any Vice-President or the Secretary at the request in writing of stockholders owning at least thirty percent of the issued and outstanding capital stock of the corporation entitled to vote thereat.



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         SECTION 3. Notice and Purpose of Meetings. Notice of the purpose or purposes and of the time and place within or outside the State of Arizona of every meeting of stockholders shall be given by the Chairman of the Board of Directors, the President or Vice-President or the Secretary or an Assistant Secretary either personally or by mail or by telegraph or by any other means of communication not less than ten days before the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be directed to each stockholder at his address as it appears on the stock book unless he shall have filed with the Secretary of the corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed or transmitted to the address designated in such request. Such further notice shall be given as may be required by law. Except as otherwise expressly provided by statute, no notice of a meeting of stockholders shall be required to be given to any stockholder who shall attend such meeting in person or by proxy, or who shall, in person or by attorney thereunto authorized, waive such notice in writing or by telegraph, cable, radio, or wire either before or after such meeting. Except where otherwise required by law, notice of any adjourned meeting of the stockholders of the corporation shall not be required to be given.

         SECTION 4. Quorum. A quorum of all meetings of stockholders shall consist of the holders of record of a majority of the shares of the capital stock of the corporation, issued and outstanding, entitled to vote at the meeting, present in person or by proxy, except as otherwise provided by law or the Certificate of Incorporation. In the absence of a quorum at any meeting or any adjournment thereof, a majority of those present in person or by proxy and entitled to vote may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

         SECTION 5. Organization. Meetings of the stockholders shall be presided over by the Chairman of the Board of Directors, if any, or if he is not present by the President, or if neither the Chairman of the Board of Directors nor the President is present, by a Vice President, or if none of these is present, by a chairman to be chosen by a majority of the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the meeting shall choose any person present to act as secretary of the meeting.

         At the annual meeting of stockholders the order of business shall be as follows:

         1.   Calling meeting to order.

         2.   Proof of notice of meeting.

         3. Reading of minutes of last previous annual meeting or waiver thereof.

         4.   Reports of officers.

         5.   Reports of committees, if any.


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         6.   Election of directors.

         7.   Miscellaneous business.

         SECTION 6. Voting. Except as otherwise provided in the By-Laws, the Certificate of Incorporation, or in the laws of the State of Arizona, at every meeting of the stockholders, each stockholder of the corporation entitled to vote at such meeting shall have one vote in person or by proxy for each share of stock having voting rights held by him and registered in his name on the books of the corporation. Any vote on stock of the corporation may be given by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted on after three years from its date unless said proxy provides for a longer period. Except as otherwise required by statute, by the Certificate of Incorporation or these By-Laws, or in electing directors, all matters coming before any meeting of the stockholders shall be decided by the vote of a majority in interest of the stockholders of the corporation present in person or by proxy at such meeting and entitled to vote thereat, a quorum being present. At all elections of directors the voting may but need not be by ballot and a plurality of the votes cast thereat shall elect.

         SECTION 7. List of Stockholders. A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder shall be prepared by the Secretary, or other officer of the corporation having charge of said stock ledger. Such list shall be open to the examination of any stockholder during ordinary business hours, for a period of at least ten days prior to the election, either at a place within the city, town or village where the election is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

         ARTICLE II is amended adding a new SECTION 8 to read as follows:

         "SECTION 8. Consent of Stockholders. Any action required or permitted to be taken at any meeting of the stockholders of the corporation may be taken without a meeting without prior notice and without a vote if a consent in writing setting forth the action so taken shall be signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize to take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing."



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                                  ARTICLE III

                                    DIRECTORS

         SECTION 1. Powers, Number, Qualification, Term, Quorum, and Vacancies. The property, affairs and business of the corporation shall be managed by its Board of Directors, consisting of not less than three (3) nor more than twelve
(12) persons. The first Board of Directors shall consist of two or more persons to be elected by the incorporators. Except as hereinafter provided, directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve for one year and until his successor shall be elected and shall qualify. The directors shall have power from time to time, and at any time, when the stockholders as such are not assembled in a meeting, regular or special, to increase or decrease their own number to the extent provided in these By-Laws. If the number of directors be increased, the additional directors may be elected by a majority of the directors in office at the time of the increase, or if not so elected prior to the next annual meeting of the stockholders, they shall be elected by the stockholders. The number of directors shall never be less than three.

         Directors need not be stockholders.

         A majority of the members of the Board of Directors then acting at a meeting shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at such meeting shall be the act of the Board. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting, without further notice, from time to time until a quorum shall have been obtained.

         In case one or more vacancies shall occur in the Board of Directors by reason of death, resignation, or otherwise, except insofar as otherwise provided in the case of a vacancy or vacancies occurring by reason of removal by the stockholders, the remaining directors, although less than a quorum, may, by a majority vote, elect a successor or successors for the unexpired term or terms.

         SECTION 2. Meetings. Meetings of the Board of Directors shall be held at such place within or outside the State of Arizona as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of the meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board of Directors, and special meetings may be held at any time upon the call of the Chairman of the Board of Directors, the President or any Vice-President or the Secretary or any two directors by oral, telegraphic, or written notice duly served on or sent or mailed to each director not less than two days before such meeting. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of stockholders. Notice need not be given of regular meetings of the Board of Directors. Meetings may be held at any time without notice if all the directors are present, or if at any time before or after the meeting those not present waive notice of the meeting in writing.

         SECTION 3. Committees. The Board of Directors may, in its discretion, by the affirmative vote of a majority of the whole Board of Directors, appoint committees which shall have and may exercise such powers as shall be conferred or authorized by the resolutions appointing them. A majority of any such committee, if the committee be composed of more than


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two members, may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to discharge any such committee.

         SECTION 4. Dividends. Subject always to the provisions of the law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and if any, what part of any, funds legally available for the payment of dividends shall be declared in dividends and paid to stockholders; the division of the whole or any part of such funds of the corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise; and the Board of Directors may fix a sum which may be set aside or reserved over and above the capital paid in of the corporation as working capital for the corporation or as a reserve for any proper purpose, and from time to time may increase, diminish, and vary the same in its absolute judgment and discretion.

         SECTION 5. Removal of Directors. At any special meeting of the stockholders, duly called as provided in these By-Laws, any director or directors may by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote for the election of directors be removed from office, either with or without cause, and his successor or their successors may be elected at such meeting; or the remaining directors may, to the extent vacancies are not filled by such election, fill any vacancy or vacancies created by such removal.

         SECTION 6. Informal Action. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if prior to such action a written consent thereto is signed by all members of the Board or the committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or the committee.

         SECTION 7. Compensation. The members of the Board of Directors shall be entitled to reasonable fees, salaries, or other compensation for their services and to reimbursement for their expenses as such members. Nothing contained herein shall preclude any director from serving the corporation, or any parent, subsidiary or affiliated corporation, as officer or in any other capacity and receiving proper compensation therefor.

                                   ARTICLE IV

                                    OFFICERS

         SECTION 1. Number. The Board of Directors, as soon as may be after the election thereof held in each year, shall elect a President, a Secretary and a Treasurer, may elect a Chairman of the Board of Directors and from time to time may appoint one or more Vice-Presidents and such Assistant Secretaries, Assistant Treasurers and such other officers, agents, and employees as it may deem proper. More than two offices other than the offices of Chairman of the Board of Directors, President and Secretary may be held by the same person.

         SECTION 2. Term and Removal. The term of office of all officers shall be until their respective successors are elected and qualify, and any officer may be removed from office,


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either with or without cause, at any time by the affirmative vote of a majority of the members of the Board of Directors then in office. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors.

         SECTION 3. Chairman of the Board of Directors - Powers and Duties. The Chairman of the Board of Directors, if any, shall preside at all meetings of the stockholders and the Board of Directors. He shall exercise such other functions and perform such other duties as may be properly required by him by the Board of Directors.

         SECTION 4. President - Powers and Duties. The President shall, in the absence of the Chairman of the Board of Directors preside at all meetings of stockholders and directors, shall have general supervision of the affairs of the corporation, shall sign or countersign all certificates, contracts, and other instruments of the corporation as authorized by the Board of Directors, shall make reports to the Board of Directors and stockholders, and perform all such other duties as are incident to his office or are properly required of him by the Board of Directors.

         SECTION 5. Vice-Presidents - Powers and Duties. During the absence or disability of the President, the Vice-Presidents, in the order designated by the Board of Directors, shall exercise all the functions of the President. Each Vice-President shall have such powers and discharge such duties as may be assigned to him from time to time by the Board of Directors.

         SECTION 6. Secretary - Powers and Duties. The Secretary shall issue notices for all meetings except that notice for special meetings of directors called at the request of two directors may be issued by such directors, shall keep minutes of all meetings, shall have charge of the seal and the corporate minute books, and shall make such reports and perform such other duties as are incident to his office, or are properly required of him by the Board of Directors.

         SECTION 7. Assistant Secretaries - Powers and Duties. The Assistant Secretaries in order of their seniority shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Board of Directors shall prescribe.

         SECTION 8. Treasurer - Powers and Duties. The Treasurer shall have the custody of all moneys and securities of the corporation and shall keep regular books of account. He shall disburse the funds of the corporation in payment of the just demands against the corporation or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors from time to time as may be required of him, an account of all his transactions as Treasurer and of the financial condition of the corporation. He shall perform all duties incident to his office or that are properly required of him by the Board of Directors.

         SECTION 9. Assistant Treasurers - Powers and Duties. The Assistant Treasurers in the order of their seniority shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties as the Board of Directors shall prescribe.

         SECTION 10. Voting Corporation's Securities. Unless otherwise ordered by the Board of Directors, the President, or in the event of his inability to act, the Vice-President


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designated by the Board of Directors to act in the absence of the President, shall have full power and authority on behalf of the corporation to attend and to act and to vote at any meetings of security holders of corporations in which the corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which as the owner thereof the corporation might have possessed and exercised, if present. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

         SECTION 11. Divisional Officers. The Board of Directors may from time to time establish and abolish one or more operating divisions of the corporation. The Board of Directors may assign one of the Vice-Presidents of the corporation to any such division who shall, subject to the direction of the Board of Directors and the President of the corporation, supervise and control the business of such division and all officers, agents, and employees of the corporation whose principal duties are in connection with the business of such division. The Vice-Presidents so assigned to any such division may be appointed as the President of such division in connection with the operation of its business. The Board of Directors may also appoint one or more Vice-Presidents, a Secretary, a Treasurer, and one or more Assistant Treasurers or Secretaries of any such division, who shall hold their offices for such terms and exercise such powers and perform such duties as shall be determined by the Board or by the President of such division. Persons so appointed by the Board of Directors as Vice-President, Treasurer, Secretary, Assistant Treasurer, or Assistant Secretary of a division need not also be officers of the corporation.

                                   ARTICLE V

                              CERTIFICATES OF STOCK

         SECTION 1. Form and Transfers. The interest of each stockholder of the corporation shall be evidenced by certificates for shares of stock, certifying the number of shares represented thereby and in such form not inconsistent with the Certificate of Incorporation as the Board of Directors may from time to time prescribe.

         Transfers of shares of the capital stock of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, or with a transfer clerk or a transfer agent appointed as in Section 4 of this Article provided, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the corporation, shall be so expressed in the entry of transfer. The Board may, from time to time, make such additional rules and regulations as it may deem expedient, not inconsistent with these By-Laws, concerning the issue, transfer, and registration of certificates for shares of the capital stock of the corporation.

         The certificates of stock shall be signed by the Chairman of the Board of Directors, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the seal of the corporation. Such seal may be



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facsimile, engraved or printed. Where any such certificate is signed by a transfer agent or a transfer clerk and by a registrar, the signatures of the Chairman of the Board of Directors, President, Vice-President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer upon such certificates may be facsimiles, engraved or printed. In case any such officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such before such certificate is issued, it may be issued by the corporation with the same effect as if such officer had not ceased to be such at the time of its issue.

         SECTION 2. Closing of Transfer Books. The Board of Directors shall have power to close the stock transfer books of the corporation for a period not exceeding fifty days before any stockholders' meeting, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose without a meeting, or the date fixed for the payment of any dividend or the making of any distribution, or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion, or exchange of capital stock. Provided, however, that in lieu of closing the stock transfer books as aforesaid the Board of Directors may in its discretion fix a time not more than fifty days before the date of any meeting of stockholders, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose without a meeting, or the date fixed for the payment of any dividend or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion, or exchange of capital stock, at the time as of which stockholders entitled to notice of and to vote at such meeting or whose consent or dissent is required or may be expressed for any purpose or entitled to receive any such dividend, distribution, rights, or interests shall be determined; and all persons who are holders of record of voting stock at such time and no others shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be, and only stockholders of record at the time so fixed shall be entitled to receive such dividend, distributions, rights, or interests.

         SECTION 3. Lost, Stolen, Destroyed, or Mutilated Certificates. No certificate for shares of stock in the corporation shall be issued in place of any certificate alleged to have been lost, destroyed, or stolen, except on production of such evidence of such loss, destruction, or theft and on delivery to the corporation, if the Board of Directors shall so require, of a bond of indemnity in such amount (not exceeding twice the value of the shares represented by such certificate), upon such terms and secured by such surety as the Board of Directors may in its discretion require.

         SECTION 4. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

                                   ARTICLE VI

                                   FISCAL YEAR

                  The fiscal year of the corporation shall begin on the first day of April in each year and shall end on the thirty-first day of March next following, unless otherwise determined by the Board of Directors.

                  ARTICLE VI is amended in its entirety so that it shall hereafter be and read:

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                                   "ARTICLE VI

                                   FISCAL YEAR

                  The fiscal year of the corporation shall begin on the first day of January in each year and shall end on the thirty-first day of December next following, unless otherwise determined by the Board of Directors."

                                  ARTICLE VII

                                 CORPORATE SEAL

                  The corporate seal of the corporation shall have inscribed thereon the name of the corporation, the year of its organization and the words, "Incorporated, Arizona." The Seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII

                                   AMENDMENTS

                  The By-Laws of the corporation shall be subject to alteration, amendment, or repeal, and new By-Laws not inconsistent with any provision of the Certificate of Incorporation or statute, may be made, either by the affirmative vote of the holders of a majority in interest of the stockholders of the corporation present in person or by proxy at any annual or special meeting of the stockholders and entitled to vote thereat a quorum being present, or by the affirmative vote of a majority of the whole Board, given at any regular or special meeting of the Board, provided that notice of the proposal so to make, alter, amend, or repeal such By-Laws be included in the notice if required, of such meeting of the Board or the stockholders, as the case may be. By-Laws made, altered, or amended by the Board may be altered, amended, or repealed by the stockholders at any annual or special meeting thereof.

                                   ARTICLE IX

              INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

                  The corporation shall indemnify to the full extent authorized or permitted by the General Corporation Law of the State of Arizona (and in the manner provided therein) any person made, or threatened to be made, a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the corporation or serves or served any other enterprise at the request of the corporation.